SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    Form 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  December 4, 1995
                                                  ----------------

                       PINNACLE WEST CAPITAL CORPORATION
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             (Exact name of registrant as specified in its charter)

    Arizona                            1-8962                        86-0512431
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(State or other                     (Commission                    (IRS Employer
jurisdiction of                     File Number)                 Identification
incorporation                                                            Number)


400 E. Van Buren,          P.O. Box 52132,      Phoenix, AZ   85072-2132
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     (Address of principal executive offices)                (Zip code)


Registrant's telephone number, including area code (602)379-2500
                                                   -------------



                                      NONE
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         (Former name or former address, if changed since last report)

ITEM 5.  Other Events
---------------------

The following information relates to Pinnacle West Capital Corporation (the "Company") and its principal subsidiary, Arizona Public Service Company ("APS").

Retail Rate Settlement
----------------------

         On December 4, 1995, APS and the staff (the "ACC Staff") of the Arizona Corporation Commission (the "ACC") entered into a Rate Reduction Agreement (the "Rate Agreement"). Pursuant to the terms of the Rate Agreement, APS' annualized retail rates would be reduced by approximately $48 million (approximately $29 million after tax), or 3.25%, based on adjusted kilowatt-hour ("kWh") sales for the twelve months ended June 30, 1995. The rate decrease will be effective on the date the ACC issues a final order approving the Rate Agreement (the "ACC Order"), but in no event will the decrease be effective earlier than July 1, 1996. If the ACC does not issue the ACC Order on or before July 1, 1996, the Rate Agreement will be deemed to be automatically withdrawn. The following description of the Rate Agreement is a summary, and is qualified in its entirety by the Rate Agreement, a copy of which is incorporated by reference into this filing as an exhibit.

         Cost Savings Incentives and Potential for Future Retail Rate Changes
         --------------------------------------------------------------------

         To the extent APS is able to lower its average cost per kWh as compared to the average price per kWh (as defined in Attachment 3 to the Rate Agreement), for each year following the initial rate reduction, through and including July 1, 1999, APS would reduce its rates as follows: if the average price per kWh exceeds the average cost per kWh based on results of operations for the preceding calendar year, then base rate levels will be adjusted prospectively to reflect fifty-five percent of that difference, effective July 1 of the then-current year. The cost per kWh includes, among other things, the cost of capital, which includes a return on equity of 11.25% applied to the average annual equity balance (including the equity infusion from the Company as discussed below), and depreciation and amortization (including the accelerated amortization of regulatory assets discussed below), and does not include the accelerated investment tax credits provided for by the 1994 rate settlement(see
Note 5 in Notes to Condensed Consolidated Financial Statements in Part I, Item 1 of the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 1995 (the "September 10-Q")).

         Subject to the procedure described above and in Paragraph 2 of the Rate Agreement, which is incorporated herein by reference, neither APS nor the ACC Staff would file for a permanent change to APS' retail rates prior to July 2, 1999, except in the event of (i) conditions or circumstances which constitute an emergency, such as the inability to finance on reasonable terms, or (ii) material changes in APS' cost of service as a result of federal, tribal, state or local laws, regulatory requirements, judicial decisions, actions, or orders.

         Regulatory Assets
         -----------------

         Substantially all regulatory assets will be recovered by accelerating their amortization over an eight-year period commencing July 1, 1996. As of
September 30, 1995, regulatory assets totalled approximately $1.3 billion and included primarily cost deferrals from Palo Verde Nuclear Generating Station ("Palo Verde") Units 2 and 3 and regulatory assets to cover future income tax liabilities recorded as a result of implementing Financial Accounting Standard No. 109 in 1993. This acceleration will increase the annual amortization of regulatory assets by approximately $120 million before income taxes (approximately $72 million after income taxes).

         Equity Infusion
         ---------------

         The Company will infuse into APS $200 million of common equity, in $50 million annual increments, by each year-end beginning in 1996. APS presently intends to use the additional equity funds primarily to retire outstanding debt and preferred stock.

         Renewable Resources/Demand Side Management
         ------------------------------------------

         A total of $7 million will be included in base rates for demand side management ("DSM") and renewable resources, of which APS shall annually undertake on average at least $3 million each of renewable resources programs and DSM. See Paragraph 10 of the Rate Agreement, incorporated by reference herein, for further details regarding APS' obligation to pursue DSM and renewable resources.

         Overcollected Property Taxes
         ----------------------------

         As previously reported, in a lawsuit filed by the Palo Verde participants, including APS, APS appealed the decision of the Maricopa County Superior Court that an Arizona state tax law, effective December 31, 1989, is constitutional. See "APS" in Part I, Item 3 of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1994. In November 1995, the Arizona Court of Appeals reversed that decision, holding that the law is unconstitutional. The Arizona Court of Appeals' decision is subject to review by the Arizona Supreme Court. If any overcollected property taxes are refunded to APS by the State of Arizona as a result of the disposition of this lawsuit, APS will refund all of the net jurisdictional amount of such refund to its retail customers.

         Restructuring Issues
         --------------------

         APS and the ACC Staff recognize the national debate about the electric utility industry and itemized issues which will need to be addressed to enable such competition to take place in Arizona. These issues include electric public service corporations' obligations to serve in a restructured competitive environment; compensation for electric public service corporations moving to a restructured competitive environment, taking into account, among other matters, the estimated magnitude of stranded investment; clarification of federal-state jurisdictional uncertainties; access by Arizona public service corporations to consumers located in other service territories and the terms for access by others to the customers of Arizona public service corporations; and the maintenance of generation, transmission, and distribution system reliability. See Attachment 8 and Attachment 9 to the Rate Agreement, incorporated by reference herein, for further discussion regarding these issues and APS' proposals with respect to these issues.

         Pending the satisfactory resolution of the issues raised by the restructuring of the electric utility industry in Arizona, APS would propose ACC approval of phased access of large retail customers to the broad generation market in the years 2000 to 2004. Access for the remaining customers would be proposed at the appropriate time.

         APS anticipates a hearing on the ratemaking portion of the Rate Agreement in the spring of 1996. APS has suggested that the ACC conduct an independent series of hearings during 1996 (as contemplated by the ACC Staff in its generic competition docket (see "Management's Discussion and Analysis of Financial Condition and Results of Operations - Competition" in Part I, Item 2 of the September 10-Q)) to develop appropriate legislative and regulatory solutions to the identified restructuring issues, which APS anticipates could be presented to the appropriate legislative bodies in 1997.


ITEM 7.  Financial Statements and Exhibits
------------------------------------------

         (c) Exhibits

The Company hereby incorporates the following Exhibit pursuant to Exchange Act Rule 12b-32 and Regulation 201.24 by reference to the filing set forth below:

                                   Originally Filed                     Date
Exhibit No.    Description           as Exhibit        File No.      Effective
-----------    -----------        ----------------     --------      ---------

10.1           Rate Reduction       10.1 to APS'        1-4473        12-14-95
               Agreement dated      December 14, 1995
               December 4, 1995     Report on Form 8-K
               between Arizona
               Public Service
               Company and the
               Staff of the
               Arizona  Corporation
               Commission








                                   SIGNATURES



         Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                   PINNACLE WEST CAPITAL CORPORATION
                                            (Registrant)




Dated  December 14, 1995           By  Nancy E. Newquist
      ------------------------        -----------------------------------
                                   Nancy E. Newquist
                                   Treasurer